EXHIBIT 25.b

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

         A National Banking Association                36-0899825
                                                       (I.R.S. employer
                                                        identification number)

         One First National Plaza, Chicago, Illinois   60670-0126
         (Address of principal executive offices)      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                              -------------------

                   Morgan Stanley, Dean Witter, Discover & Co.
               (Exact name of obligor as specified in its charter)

         Delaware                                      36-3145972
         (State or other jurisdiction of               (I.R.S. employer
          incorporation or organization)                identification number)


         1585 Broadway
         New York, New York                            10036
         (Address of principal executive offices)      (Zip Code)


                          Subordinated Debt Securities
                         (Title of Indenture Securities)








Item 1.  General Information.  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 24th day of February, 1998.


                      The First National Bank of Chicago,
                      Trustee

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No.
333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                             February 24, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture betweenMorgan Stanley, Dean Witter, Discover & Co. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago

                                    By      /s/ John R. Prendiville
                                            John R. Prendiville
                                            Vice President

                                    EXHIBIT 7

Legal Title of Bank:The First National Bank of Chicago      Call Date: 09/30/97
Address:            One First National Plaza, Ste 0303   ST-BK:17-1630 FFIEC 031
City, State  Zip:   Chicago, IL  60670                                 Page RC-1
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                       Dollar Amounts in                 C400
                                                      Thousands                    RCFD    BIL MIL THOU
                                                      ---------                    ----    ------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):
a. Noninterest-bearing balances and currency and coin(1)                                                  0081    4,499,157     1.a.
b. Interest-bearing balances(2)                                                                           0071    6,967,103     1.b.
2.      Securities
a. Held-to-maturity securities(from Schedule RC-B, column A)                                              1754            0     2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)............                               1773    5,251,713     2.b.
3.      Federal funds sold and securities purchased under agreements to
resell                                                                                                    1350    5,561,976     3.
4.      Loans and lease financing receivables:
a. Loans and leases, net of unearned income (from Schedule
RC-C)                                                                           RCFD 2122 24,171,565                            4.a.
b. LESS: Allowance for loan and lease losses                                    RCFD 3123    419,216                            4.b.
c. LESS: Allocated transfer risk reserve                                        RCFD 3128          0                            4.c.
d. Loans and leases, net of unearned income, allowance, and
   reserve (item 4.a minus 4.b and 4.c)                                                                   2125   23,752,349     4.d.
5. Trading assets (from Schedule RD-D)                                                                    3545    6,238,805     5.
6. Premises and fixed assets (including capitalized leases)                                               2145      717,303     6.
7. Other real estate owned (from Schedule RC-M)                                                           2150        7,187     7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)                                                                         2130       77,115     8.
9. Customers' liability to this bank on acceptances outstanding                                           2155      614,921     9.
10.Intangible assets (from Schedule RC-M)                                                                 2143      277,105    10.
11.Other assets (from Schedule RC-F)                                                                      2160    2,147,141    11.
12.Total assets (sum of items 1 through 11)                                                               2170   56,108,875    12.


____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes t[5~ime certificates of deposit not held for trading.

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Legal Title of Bank:The First National Bank of Chicago      Call Date:  09/30/97
Address:            One First National Plaza, Ste 0303   ST-BK:17-1630 FFIEC 031
City, State  Zip:   Chicago, IL  60670                                 Page RC-2
FDIC Certificate No.:0/3/6/1/8                  [5~

Schedule RC-Continued

                                                                       Dollar Amounts in                 C400
                                                      Thousands                    RCFD    BIL MIL THOU
                                                      ---------                    ----    ------------
LIABILITIES
13. Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                                RCON 2200     21,496,468   13.a
        (1) Noninterest-bearing(1)                                              RCON 6631  8,918,843                          13.a.1
        (2) Interest-bearing                                                    RCON 6636 12,577,625                          13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and
   IBFs (from Schedule RC-E, part II)                                                              RCFN 2200     14,164,129   13.b.
        (1) Noninterest bearing                                                 RCFN 6631     352,399                         13.b.1
        (2) Interest-bearing                                                    RCFN 6636  13,811,730                         13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                                 RCFD 2800      3,894,469   14
15.  a. Demand notes issued to the U.S. Treasury                                                   RCON 2840         68,268   15.a
     b. Trading Liabilities(from Schedule RC-D)................................                    RCFD 3548      5,247,232   15.b
16.     Other borrowed money:
     a. With a remaining  maturity of one year or less                                             RCFD 2332      2,608,057   16.a
     b. With a remaining  maturity of more than one year through three years .                          A547        379,893   16.b
     c. With a remaining maturity of more than three years ...................                          A548        323,042   16.c
17.     Not applicable
18.  Bank's liability on acceptance executed and outstanding                                       RCFD 2920        614,921   18
19.  Subordinated notes and debentures (2)                                                         RCFD 3200      1,700,000   19
20.  Other liabilities (from Schedule RC-G)                                                        RCFD 2930      1,222,121   20
21.  Total liabilities (sum of items 13 through 20)                                                RCFD 2948     51,718,600   21
22.  Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                  RCFD 3838              0   23
24. Common stock                                                                                   RCFD 3230        200,858   24
25. Surplus (exclude all surplus related to preferred stock)                                       RCFD 3839      2,989,408   25
26.  a. Undivided profits and capital reserves                                                     RCFD 3632      1,175,518   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        ecurities                                                                                  RCFD 8434         26,750   26.b.
27. Cumulative foreign currency translation adjustments                                            RCFD 3284        (2,259)   27
28. Total equity capital (sum of items 23 through 27)                                              RCFD 3210      4,390,275   28
29. Total liabilities and equity capital (sum of items 21 and 28)                                  RCFD 3300     56,108,875   29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most
   comprehensive level of auditing work performed for the bank by independent external                         Number
   auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . ....RCFD 6724 . ....M.1
1 =  Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)


____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
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